EXHIBIT 23.2
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                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Pre-Paid Legal Services, Inc. of our report dated February 27, 1995 appearing in the Annual Report on Form 10-KSB of Pre-Paid Legal Services, Inc. for the year ended December 31,
1994. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Oklahoma City, Oklahoma
June 26, 1995